Exhibit 10.41

Jeff Morehouse
Attorney at Law
2515 Broadway
Telephone (210) 227-2700	San Antonio, Texas 78215	Telecopier (210) 222-0585

May 3, 2007

Mr. Bill Gallagher
Sweet Success Enterprises, Inc.
1250 N.E. Loop 410, Suite 630
San Antonio, Texas 78209

Re:          Sweet Success Enterprises, Inc.

Dear Bill:

I am in receipt of the 750,000 shares of 144 stock of Sweet Success Enterprises, Inc. However, on consideration of the amount of work and expense of ongoing litigation, they’ll be a need for an additional retainer at sometime in the future.

Thank you in advance.

Very truly yours,

/s/ Jeff Morehouse

Jeff Morehouse